Exhibit 5.1

Sidley Austin LLP 787 Seventh Avenue New York, NY 10019 +1 212 839 5300 +1 212 839 5599 Fax AMERICA · ASIA PACIFIC · EUROPE

April 16, 2024

Global Gas Corporation
99 Wall Street, Suite 436

New York, New York 10005

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-1 (the “Registration Statement”) being filed by Global Gas Corporation (f/k/a Dune Acquisition Corporation), a Delaware corporation (the “Company”), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), covering the registration of (a) the resale by the selling securityholders named in the Registration Statement (the “Selling Securityholders”) of up to 4,312,500 shares (the “Sponsor Exchange Shares”) of Class A common stock, par value $0.0001 per share, of the Company (“Class A Common Stock”) issued pursuant to the Exchange Agreement, dated as of September 20, 2023 (the “Sponsor Exchange Agreement”), by and between the Company and Dune Acquisition Holdings LLC (the “Sponsor”), (b) the issuance by the Company of up to 8,624,981 shares (the “Public Warrant Shares”) of Class A Common Stock upon exercise of the warrants issued to the public as part of the units in Dune Acquisition Corporation’s initial public offering (the “Public Warrants”), (c) the issuance by the Company and resale by the Selling Securityholders of up to 4,850,000 shares (the “Private Warrant Shares” and, together with the Public Warrant Shares, the “Warrant Shares”) of Class A Common Stock upon exercise of the warrants originally issued to the Sponsor in a private placement in connection with the initial public offering of Dune Acquisition Corporation (the “Private Warrants” and, together with the Public Warrants, the “Warrants”), (d) the issuance by the Company and resale by the Selling Securityholders of up to 2,700,000 shares (the “Exchange Shares”) of Class A Common Stock issuable upon the exchange of shares of Class B voting non-economic common stock, par value $0.0001 per share, of the Company (“Class B Common Stock”) and common equity units of Global Gas Holdings LLC (“Holdings Common Units”) in accordance with the Exchange Agreement, dated as of December 21, 2023 (the “Exchange Agreement”), by and among the Company, Global Gas Holdings LLC and the unitholders of Global Hydrogen Energy LLC, (e) the resale by the Selling Securityholders of up to 681,220 shares (the “PIPE Shares”) of Class A Common Stock issued pursuant to the Subscription Agreement, dated as of December 1, 2023 (the “Subscription Agreement”), by and among the Company and Meteora Strategic Capital, LLC, Meteora Capital Partners, LP and Meteora Select Trading Opportunities Master, LP, and (f) the resale by the Selling Securityholders of up to 4,850,000 Private Warrants. The Warrants were issued pursuant to the Warrant Agreement, dated as of December 17, 2020 (the “Warrant Agreement”), by and between the Company and Continental Stock Transfer & Trust Company, as warrant agent.

Sidley Austin LLP is a limited liability partnership practicing in affiliation with other Sidley Austin partnerships.

Global Gas Corporation

April 16, 2024

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have examined the Registration Statement, the Company’s Second Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), the Company’s Amended and Restated Bylaws (the “Bylaws”), the Sponsor Exchange Agreement, the Exchange Agreement, the Subscription Agreement, the Warrant Agreement and resolutions adopted by the board of directors of the Company relating to the Registration Statement, the Sponsor Exchange Agreement, the Exchange Agreement, the Subscription Agreement, the Warrant Agreement and the issuance of the Sponsor Exchange Shares, the Warrant Shares, the Warrants, the Exchange Shares and the PIPE Shares by the Company. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of the Company and other corporate documents and instruments, and have examined such questions of law, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to or obtained by us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to or obtained by us for examination. As to facts relevant to the opinions expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials, and officers and other representatives of the Company, and others.

Based on the foregoing and subject to the other qualifications and limitations set forth herein, we are of the opinion that:

1.	The Sponsor Exchange Shares are validly issued, fully paid and non-assessable.

2.	The PIPE Shares are validly issued, fully paid and non-assessable.

3.	The Private Warrants constitute valid and binding obligations of the Company.

4.	The Warrant Shares will be validly issued, fully paid and non-assessable when: (i) the Registration Statement, as finally amended, shall have been declared effective under the Securities Act, (ii) such Warrant Shares have been duly issued and delivered upon exercise of the Warrants and (iii) certificates representing such Warrant Shares shall have been duly executed, countersigned and registered and duly delivered or, if any such Warrant Shares are to be issued in uncertificated form, the Company’s books shall reflect the issuance of such Warrant Shares to the purchasers thereof against payment of the exercise price therefor, all in accordance with the terms of the respective Warrants and the Warrant Agreement.

Global Gas Corporation

April 16, 2024

5.	The Exchange Shares will be validly issued, fully paid and non-assessable when: (i) the Registration Statement, as finally amended, shall have been declared effective under the Securities Act, (ii) such Exchange Shares have been duly issued and delivered pursuant to the Exchange Agreement and (iii) certificates representing such Exchange Shares shall have been duly executed, countersigned and registered and duly delivered or, if any such Exchange Shares are to be issued in uncertificated form, the Company’s books shall reflect the issuance of such Exchange Shares to the purchasers thereof in exchange for the shares of Class B Common Stock and Holdings Common Units, all in accordance with the terms of the Exchange Agreement.

With respect to each instrument or agreement referred to in, or otherwise relevant to, the opinions set forth herein (each, an “Instrument”), we have assumed, to the extent relevant to the opinions set forth herein, that (i) each party to such Instrument (if not a natural person) was duly organized or formed, as the case may be, and was at all relevant times and is validly existing and in good standing under the laws of its jurisdiction of organization or formation, as the case may be, and had at all relevant times and has full right, power and authority to execute, deliver and perform its obligations under such Instrument and (ii) such Instrument has been duly authorized, executed and delivered by, and was at all relevant times and is a valid, binding and enforceable agreement or obligation, as the case may be, of, each party thereto; provided, that we make no assumption insofar as such assumption relates to the Company and is expressly covered by our opinions set forth herein.

We express no opinion as to any provision of any instrument, agreement or other document (i) regarding severability of the provisions thereof; or (ii) providing that the assertion or employment of any right or remedy shall not prevent the concurrent assertion or employment of any other right or remedy, or that every right and remedy shall be cumulative and in addition to every other right and remedy, or that any delay or omission to exercise any right or remedy shall not impair any right or remedy or constitute a waiver thereof.

Our opinions are subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether considered in a proceeding in equity or at law), including concepts of commercial reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief.

For the purposes of this opinion letter, we have assumed that, at the time of the issuance, sale and delivery of any of the Warrant Shares and the Exchange Shares: (i) the Warrant Shares and the Exchange Shares will be issued and sold as contemplated in the Registration Statement and the prospectus relating thereto; and (ii) the Certificate of Incorporation and the Bylaws, each as currently in effect, will not have been modified or amended and will be in full force and effect.

Global Gas Corporation

April 16, 2024

In rendering the opinion set forth in paragraphs (4) and (5) above, we have assumed that at the time of exercise or exchange (as applicable) of the Warrants and exchange of the Class B Common Stock and Holdings Common Units (as applicable), as applicable, there will be a sufficient number of shares of Class A Common Stock authorized and then available for issuance under the Certificate of Incorporation as then in effect.

This opinion letter is limited to the General Corporation Law of the State of Delaware and the laws of the State of New York. We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws, or as to the municipal laws or the laws, rules or regulations of any local agencies or governmental authorities of or within the State of New York.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to all references to our Firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Sidley Austin LLP